Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

Xenia Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share(1)	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Equity	Preferred Stock, $0.01 par value per share(1)	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Equity	Depositary Shares	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Warrants(4)	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Rights	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Units(5)	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees Previously Paid	N/A	—	—	—	—	—	—	—
		Total Offering Amounts						—
		Total Fees Previously Paid						—
		Total Fee Offsets						—
		Net Fee Due						—
1.Includes shares of common stock or preferred stock of Xenia Hotels & Resorts, Inc., if any, that are issuable on the exercise, conversion or exchange of other securities or that are represented by depositary shares, and rights to acquire common stock or preferred stock of Xenia Hotels & Resorts, Inc. under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
2.An unspecified number of securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices.
3.In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.
4.The warrants covered by this Registration Statement may be preferred share warrants, common share warrants or depositary share warrants.
5.In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).